As filed with the Securities and Exchange Commission on July 7, 1997.

                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              INTERIM SERVICES INC.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

                                   36-3536544
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                      (I.R.S. Employer Identification No.)

                              INTERIM SERVICES INC.
                         MANAGEMENT INCENTIVE BONUS PLAN
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                              (Full title of plans)

                   John B. Smith, Esq., Senior Vice President
                              Interim Services Inc.
                             2050 Spectrum Boulevard
                          Ft. Lauderdale, Florida 33309
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                     (Name and address for agent of service)

                                 (954) 938-7600
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          (Telephone number, including area code, for agent of service)

                            CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------
         Title of                             Proposed       Proposed         Amount
        Securities             Amount          maximum        maximum           of
           to be                to be      offering price    aggregate     registration
        registered           registered       per share    offering price      fee
---------------------------------------------------------------------------------------

Common Stock,               15,000 shares    $41.1875(1)    $617,812.50      $187.22
  par value $.01 per share

---------------------------------------------------------------------------------------


(1) Calculated in accordance with the provisions of Rule 457(c) using the average of the high and low sales price of the Corporation's Common Stock as reported on the
    New York Stock Exchange on June 27, 1997.

================================================================================

                                  INTRODUCTION

     This Registration Statement on Form S-8 is filed by Interim Services Inc. (the "Corporation") relating to 15,000 shares of its Common Stock, par value $.01 per share ("Common Stock") issuable pursuant to the Interim Services Inc. Management Incentive Bonus Plan. The contents of the Corporation's Registration Statement on Form S-8 (File No. 333-18885) as filed with the Securities and Exchange Commission (the "Commission") on December 27, 1996, are incorporated herein by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

        Exhibit No.                        Description
        -----------  -----------------------------------------------------------

        4.1 Form of Stock Certificate, filed as Exhibit 4.3 to the Corporation's Annual Report on Form 10-K for the fiscal year ended December 27, 1996, is incorporated herein by reference.

        4.2 Rights Agreement dated as of March 17, 1994, between the Corporation and Boatmen's Trust Company, filed as Exhibit
                     4.1 to the Corporation's Form 8-A dated April 11, 1994, is incorporated herein by reference.

        4.3 Certificate of Designation, Preferences and Rights filed with the Secretary of State of the State of Delaware, filed as Exhibit 4(B) to the Corporation's Form 8-A dated April 11, 1994, is incorporated herein by reference.

        4.4 Amendment No. 1 to Rights Agreement dated June 26, 1996 between the Corporation and Chase Mellon Shareholder Services L.L.C. filed as Exhibit 4.1(A) to the Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 1996, incorporated herein by reference.

        4.5 Amendment No. 2 to Rights Agreement dated February 25, 1997 between the Corporation and Chase Mellon Shareholder Services L.L.C. filed as Exhibit 4.1(B) to the Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 1997, is incorporated herein by reference.

        4.6 Articles Fourth, Fifth, Seventh, Eighth and Tenth of the Restated Certificate of Incorporation of the Corporation, filed as part of Exhibit 4.4 to the Corporation's 10-K for the fiscal year ended December 27, 1996, are incorporated herein by reference.

        4.7 Sections Four through Twelve and Thirty-five through Forty-one of the Bylaws of the Corporation, filed as part of
                     Exhibit 4.2 Amendment No. 1 to the Corporation's Form S-3 filed September 16, 1996, are incorporated herein by reference.

        5.1 Opinion of Counsel (relating to the legality of the securities being registered).

        23.1         Consent of Independent Accountants

        23.2         Consent of Counsel (included in Exhibit 5).

        24.1         Power of Attorney (included on signature page).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, State of Florida, on this 7th day of July, 1997.

                                        INTERIM SERVICES INC.

                                        By /s/ Raymond Marcy
                                           -------------------------------------
                                           Raymond Marcy
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the individuals whose signatures appear below constitute and appoint Raymond Marcy, John B. Smith, Roy G. Krause and Kendrick T. Wallace, or any of them, his true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                           Title                       Date
-------------------------  --------------------------------------  -------------

/s/ Raymond Marcy
-------------------------  President and Chief                     July 7, 1997
Raymond Marcy              Executive Officer and Director

/s/ Roy G. Krause
-------------------------  Executive Vice President                July 7, 1997
Roy G. Krause              and Chief Financial Officer

/s/ Paul Haggard
-------------------------  Executive Vice President                July 7, 1997
Paul Haggard               and Chief Accounting Officer

/s/ Steven S. Elbaum
-------------------------  Director                                July 7, 1997
Steven S. Elbaum

/s/ William F. Evans
-------------------------  Director                                July 7, 1997
William F. Evans

/s/ Jerome B. Grossman
-------------------------  Director                                July 7, 1997
Jerome B. Grossman

/s/ Cinda A. Hallman
-------------------------  Director                                July 7, 1997
Cinda A. Hallman

/s/ J. Ian Morrison
-------------------------  Director                                July 7, 1997
J. Ian Morrison

/s/ Allan C. Sorensen
-------------------------  Director                                July 7, 1997
Allan C. Sorensen

/s/ A. Michael Victory
-------------------------  Director                                July 7, 1997
A. Michael Victory

                                INDEX TO EXHIBITS

Exhibit Number                            Description
--------------  ----------------------------------------------------------------

5.1 Opinion of Counsel (as to the legality of the securities being registered).

23.1            Consent of Independent Accountants.